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                                                                Exhibit 10.7

                      MID-CONTINENT TOWER LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease"), is made and entered into on this 29 day of August, 1994, between RMM Corporation ("Landlord") and System & Programming Resources of Tulsa, Inc., d/b/a SPR ("Tenant").

                             W I T N E S S E T H :

     1.  Definitions.

         (a) "Project" shall mean the real property described in Exhibit "A" attached hereto and made a part hereof and the improvements constructed thereon.

         (b) "Building" shall mean the Mid-Continent Tower, located on the real property described in Exhibit "At" attached hereto and made a part hereof which has a street address of 401 South Boston, Tulsa, Oklahoma 74103.

         (c) "Premises" shall mean the suite of offices known as Suite 400 on the 4th floor of the Building and outlined on the floor plan attached to this Lease as Exhibit "B" and made a part hereof. The Premises are stipulated for all purposes to contain approximately 2871 square feet of "Net Rentable Area" (as hereafter defined); provided, however, that Landlord may, at any time during the term of this Lease, cause precise measurements of the Building (including Common Areas and Service Areas, as hereafter defined) and the Premises to be made, and the Net Rentable Area of the Building and of the Premises, as well as the Base Rental (as hereafter defined) shall be adjusted upward or downward accordingly, effective as of the Commencement Date. The Premises are located in the Building.

         (d) "Base Rental" shall mean the sum of $156,271.50 as described on the Base Rental Schedule attached hereto and made a part hereof as adjusted under Paragraph 6 hereof and under any other provision of this Lease. The Base Rental due for the first month of the Lease Term (as hereafter defined) has been deposited with Landlord by Tenant contemporaneously with the execution hereof.

         (e)  "Commencement Date" shall mean October 1, 1994.

         (f) "Lease Term" shall mean the term commencing on the Commencement Date and continuing until sixty-three (63) months after the first day of the first full calendar month following the Commencement Date.

         (g) "Security Deposit" shall mean the sum of $2,131.00. The Security Deposit has been deposited with Landlord by Tenant contemporaneously with the execution hereof.

         (h) "Building Common Areas" shall mean those areas devoted to lobbies and entryways."

         (i) "Common Areas" shall mean the Building Common Areas and corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

         (j) "Single Floor Common Areas" shall mean that part of the Common Areas located on a designated floor.

         (k) "Service Areas" shall mean those areas within the outside walls of the Building used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas for the exclusive use of a particular Tenant).

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         (l)  "Net Rentable Area" of one floor of the Building shall mean the gross area within the inside surface of the outer glass or other material comprising the exterior walls of the Building to the Common Areas or Service Areas side of walls separating the Common Areas and Service Areas from any other areas of the floor.

         (m) "Net Rentable Area of the Building" shall mean the total of the Net Rentable Area of all floors of the Building.

         (n) "Net Rentable Area of the Premises" shall mean the gross area within the inside surface of the outer glass or other material comprising the exterior walls of the Premises to the mid point of any walls separating portions of the Premises from those of adjacent tenants and to the Common Areas or Service Areas side of walls separating the Premises from Common Areas and Service Areas, subject to the following:

              (1) Net Rentable Area of the Premises shall not include any Service Areas.

              (2) Net Rentable Area of the Premises shall include a pro rata part of the Building Common Areas plus a pro rata part of the Single Floor Common Areas on the floor on whith the Premises are located, such prorations based upon an allocation to each floor of the Building of Building Common Areas (based upon the Net Rentable Area of each floor and the Net Rentable Area of the Building, exclusive of Building Common Areas) and upon the ratio of the Net Rentable Area of the Premises to the total Net Rentable Area of such floor. The Single Floor Common Areas on floor(s) upon which the Premises are located may be adjusted as determined by Landlord from time to time to conform such allocation to changes in the configuration of rented spaces and Common Areas upon such floor.

              (3) Net Rentable Area of the Premises shall include any columns and/or projection(s) which protrude into the Premises and/or the Common Areas.

         (o) "Basic Costs" shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Building and the Exterior Common Areas (as hereafter defined). Basic Costs shall not include the cost of any capital improvements, depreciation, interest, and principal payments on mortgage and other non-operating debts of Landlord. Basic Costs shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Basic Costs, or which are required by governmental authorities.

         (p) "Exterior Common Areas" shall mean those areas of the Project which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and Tenants of the Building generally and the employees, invitees and licensees of Landlord and such Tenants; including without limitation all parking areas, enclosed or otherwise, all streets, sidewalks and landscaped areas located within the Project.

         (q) "Tenant Improvements", when used herein, shall mean those improvements to the Premises which Landlord has agreed to provide pursuant to the plans and bid ("collectively Plans") attached to Exhibit "C" hereto and made a part hereof. All Tenant Improvements shall be made and constructed only by Landlord or Landlord's designee. Except to the extent otherwise agreed (and described on an addendum to the Plans), the making and constructing of the Tenant Improvements shall be at Tenant's expense. "Building Standard" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

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     2.  Lease Grant. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

     3. Lease Term. This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later day under any other term or provision hereof.

     4. Use. The Premises shall be used for office purposes and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Project or the Building.

     5.  Base Rental.

         (a) Tenant agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the Base Rental and all such other sums of money as shall become due hereunder as additional rent, all of which are sometimes herein collectively called "rent", for the nonpayment of which Landlord shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. The Base Rental, together with any estimated adjustments thereto pursuant to Paragraphs 6, 19, 20, and 28 hereof and pursuant to any other provision of this Lease, shall be due and payable in advance in monthly installments as shown on the Base Rental Schedule attached hereto on the first day of each calendar month during the Lease Term except as the first month's Base Rental may have been paid with the execution hereof, and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address in Tulsa County as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand.

         (b) In the event all or any part of any installment of rent is not paid when due and payable, Landlord may at its sole option require Tenant to pay a late payment fee of $100.00. In addition, an interest charge shall accrue on the delinquent rent at one and one-half percent (1 1/2%) per month.

         (c) In the event any installment of rent paid by check is returned to the Landlord because of insufficient funds, Tenant shall pay to Landlord as rent on demand a returned check charge fee of $50.00.

     6. Basic Cost Increase Adjustment. The Base Rental payable hereunder shall be adjusted upward (but not downward) from time to time in accordance with the following provisions:

         (a) The Building contains approximately 321,500 square feet of Net Rentable Area in aggregate. Tenant's Base Rental is based, in part, upon the estimate that during each calendar year of the Lease Term, Basic Costs will be equal to the actual Basic Costs for the calendar year 1993 (such estimate on a square foot of Net Rentable Area in the Building basis being hereafter referred to as the "Expense Stop"). Tenant shall, when Landlord so requires, during the Lease Term pay as an adjustment to Base Rental hereunder an amount (per each square foot of Net Rentable Area of the Premises, including those portions of Common Areas allocated to the Premises from time to time) equal to the excess ("Excess") from time to time of actual Basic Costs per square foot of Net Rentable Area in the Building over the amount of the Expense Stop. Landlord may collect such additional Base Rental in arrears on a yearly basis. Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days' written notice to Tenant may adjust the monthly




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payment of Base Rental in the then current year in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Paragraph 6(b) when actual Basic Costs are available for each calendar year.

         (b) Tenant, at its expense, shall have the right, no more frequently than once per calendar year, following prior written notice to Landlord, to audit, at Tenant's sole expense, Landlord's books and records relating to Basic Costs incurred during the calendar year preceding such audit. In the event such an audit demonstrates that additional Base Rental collected for such preceding year and attributable to any Excess to be higher or lower than the amount of additional rental actually due pursuant to subparagraph 6(a) above, then, if higher, Landlord may at Landlord's discretion, apply any over-payment to the estimate described in the next to the last sentence in the preceding paragraph or apply any over-payment in equal installments to the monthly Base Rental for the remainder of the then current calendar year or, if lower, Tenant shall pay to Landlord any under-payment within ten (10) days of such determination.

         (c) Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that for the months of October, November, and December, 1994, Tenant shall pay to Landlord, in lieu of adjustment of Base Rental under the terms of subparagraph 6(a) above, the sum of $85.83 in each of said three months as an adjustment to the installment of Base Rental for each of said three months and shall be payable at the same time and on the same terms as the installment of Base Rental for each of said three months is otherwise payable. This provisions of this subparagraph 6(c) shall not alter or affect in any way the adjustment of Base Rental pursuant to the provisions of subparagraph 6(a) hereof except for the calendar year 1994.

     7. Services to be Furnished by Landlord. Landlord agrees to furnish Tenant the following services:

         (a) Hot and cold water at those points of supply provided for general use of tenants in the Building on the floor(s) on which the Premises are located and central heat and air conditioning in the Premises in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than during "Normal Business Hours" for the Building (which are 7:30 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays), shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least three (3) days in advance of the date such usage is requested. Tenant shall bear the entire cost of such additional service allocable to the Premises as such costs are determined by Landlord from time to time and shall pay such costs to Landlord upon demand.

         (b) Routine maintenance and electric lighting service for all Exterior Common Areas, Building Common Areas, Single Floor Common Areas on the floor on which the Premises are located, and Service Areas in the manner and to the extent deemed by Landlord to be standard.

         (c) Janitor service in the Premises, Monday through Friday, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord. Tenant shall cooperate with Landlord's employees in the furnishing by Landlord of janitorial services at such times (including Normal Business Hours) as Landlord elects to have the necessary work performed; provided, however, that janitorial services performed by Landlord during



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directory in the lobby of the Building at a ratio of one (1) line per one thousand (1,000) square feet of Net Rentable Area of the Premises. Landlord agrees to provide Tenant's name and suite number, at Tenant's sole cost and expense, in a standard form selected by Landlord, on or adjacent to the entry door to the Premises.

     11. Care of the Premises by Tenant. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and tear excepted.

     12. Repairs and Alterations by Tenant. Tenant covenants and agrees with Landlord that all repairs and replacements to the Building or Project occasioned by damage done to the Building or Project or any part thereof caused by Tenant or Tenant's agents, employees, invitees, or visitors shall be made by Landlord or Landlord's designee at the Tenant's sole cost and expense. Such repairs shall restore the Building or Project to as good a condition as it was in prior to such damage and shall be effected in compliance with all applicable laws. Tenant shall pay the Landlord's cost of such repairs and alterations to the Landlord in advance as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations to the Premises shall be made by Landlord or Landlord's designee and shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises which removal, if required, shall be performed by Landlord or Landlord's designee and, in such event Tenant shall pay to Landlord on demand Landlord's cost of restoring the Premises to Building Standard.

     13. Use of Electrical Services by Tenant. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

          (a) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than
 .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 2 watts per square foot of Net Rentable Area of the Premises.

          (b) Tenant's lighting shall not have a design load greater than an average of 2 watts per square foot of Net Rentable Area of the Premises.

          (c) If Tenant's consumption of electrical services exceeds either the rated capacities and/or design loads as per subparagraphs 13(a) and 13(b), or generates heat in excess of that Landlord's air conditioning system is designed to handle, then Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord or, upon receiving Landlord's prior written approval, such equipment and/or lighting may remain in the Premises, subject to the following:

               (i) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, additional air conditioning systems and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities or heat generation.

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               (ii)  Tenant shall reimburse to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates charged to Landlord (which rates shall be in accordance with any applicable laws) as well as all costs of operating additional air conditioning systems deemed necessary by Landlord on account of Tenant's excess consumption and/or heat generation.

               (iii)  Landlord may, at its option, upon not less than thirty
(30) days' prior written notice to Tenant, discontinue the availability of such extraordinary utility service and/or air conditioning service. If Landlord gives any such notice, Tenant will contract directly with such public utility at Tenant's cost for the supplying of such utility service to the Premises.

     14. Laws and Requlations. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction of the Premises.

     15. Building Rules. Tenant will comply with the rules of the Building and the Project adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Project are attached hereto as Exhibit "D" and made a part hereof.

     16. Entry by Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon all or any part of the Premises or to the Building at all reasonable hours (and in emergencies at all times) to inspect the same, to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto or to the Building or Project, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

     17.  Assignment and Subletting.

          (a) Tenant shall not assign, sublease, transfer, sell or encumber this Lease or any interest therein. Any attempted assignment, sublease, transfer, sale, or encumbrance by Tenant in violation of the term and covenants of this paragraph shall be void.

          (b) All cash or other proceeds of any assignment, sublease, transfer, or sale of Tenant's interest in this Lease, whether consented to by Landlord or not, shall be paid to Landlord, notwithstanding the fact that such proceeds exceed the rentals called for hereunder, unless Landlord agrees to the contrary in advance in writing, and Tenant hereby assigns to Landlord all rights it might have or ever acquire in any such proceeds. This covenant and assignment shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee, transferee, or purchaser of Tenant's interest in this Lease (all such assignees, sublessees, transferees, and purchasers being hereinafter referred to as "Successors"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such assignment, subletting, transfer, or sale in violation of the provisions hereof. In no event shall such assignment, subletting, transfer, or sale relieve Tenant of liability for any obligation hereunder, regardless of whether any assignee, sublessee, transferee, or purchaser assumes Tenant's liability hereunder and regardless of whether such assignment, subletting, transfer, or sale is approved by Landlord.

     18. Mechanic's Liens. Tenant will not permit any mechanic's or materialman's lien or liens to be placed upon the Premises, the Building, or the Project and nothing in this Lease shall be deemed or construed in anyway as constituting the consent or request of

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Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Project, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, materialman's, or other liens against the Premises. In the event any such lien is attached to the Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

     19.  Insurance.

          (a) Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as the Building's mortgagees shall require payable solely to Landlord or the mortgagees of the Building as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to subparagraph 23 hereof. Tenant's insurance pursuant to the provisions of subparagraphs 19(a) and 19(b) hereof shall provide that such insurance may not be cancelled or expire without at least thirty (30) days' prior written notice to Landlord from the insurer. All policies of insurance required of Tenant under this Lease and representing the coverages and conditions required by any provision of this Lease (including without limitation subparagraphs 19(a) and 19(b) and Paragraph 22) shall contain an endorsement requiring thirty (30) days' prior written notice to Landlord before cancellation, termination or change in the coverage, scope, amount, or conditions of any such policy. Each such policy, or a certificate thereof evidencing to Landlord's satisfaction such coverages and conditions, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease Term, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy.

          (b) Each of Tenant and Landlord shall, each at its own expense, except Landlord's policy premiums shall be included in Basic Costs, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be named as an additional insured on Tenant's insurance required by this subparagraph l9(b). Landlord shall not be required to maintain insurance against thefts within the Premises, the Building or the Project generally.

     20. Property Taxes. Landlord agrees (subject to the provisions of Paragraph 6 hereof) to pay all ad valorem taxes levied against the Project, but Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable under this Paragraph are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

     21. Indemnity. Landlord and its officers, agents, managers, and employees shall not be liable to Tenant, or to Tenant's agents,

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servants, employees, customers, or invitees for any injury to person or damage to property, including without limitation liability for consequential damages, caused by any act, omission, or neglect of Tenant, its agents, servants, or employees, invitees, licensees or any other person entering the Project under the invitation of Tenant or arising out of the use of the Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and its officers, agents, managers, and employees harmless from all liability and claims for or resulting from any such damage or injury.

     22. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, managers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building or the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 19 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, managers, or employees.

     23. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of the Building should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord at Landlord's expense in originally constructing the Building and installing the Tenant Improvements, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the portions of the Premises originally furnished at Landlord's expense have been restored by Landlord, Tenant shall, at Tenant's expense, complete the restoration of the Premises, including the reconstruction of all improvements in excess of those Tenant Improvements originally installed at Landlord's expense, and the restoration of Tenant's furniture and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building or the Project be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building or the Project caused thereby to the extent such cost and expense is not covered by insurance proceeds.

     24. Condemnation. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or

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should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event, this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and the Tenant Improvements, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to, and expressly waives all claim to, any such compensation.

     25. Damages From Certain Causes. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Building, the Project, or the Premises.

     26.  Events of Default/Remedies.

          (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant all of which terms, provisions and covenants shall be deemed material; (ii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iii) Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises;
(iv) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (v) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant's notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

          (b) If Tenant does not make payment when due of any rental installment required of Tenant in the Lease, or if default by Tenant under this Lease otherwise occurs, in addition to the imposition of appropriate late charges, Landlord may, at its option, declare the total Base Rental due or to be due under this Lease immediately due and payable and, upon such declaration, if the same is not paid upon demand, said total Base Rental shall be past due, delinquent, and in default.

          (c) If Tenant does not make payment when due of any rental installment, Tenant waives notice of rent due and demand for payment of said unpaid installment and waives notice and demand by Landlord for the Tenant to quit and vacate the Premises if such rent not be paid.

          (d) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this Paragraph 26 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand for possession whatsoever (and without limiting the generality of the foregoing), Tenant hereby specifically waives notice and demand for payment of rent or other obligations due and waives any and all other notices or demand requirements imposed by applicable law): (i) terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord; (ii) terminate Tenant's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease but without prejudice to later termination for the same or other default by Tenant); (iii) enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and (iv) exercise all other remedies available to Landlord at law or in equity, including, without limitation, injunctive relief of all varieties. No re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election be delivered by landlord to Tenant.

          (e) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, Tenant hereby waives notice of such re-entry or repossession and of Landlord's intent to re-enter or take possession. Landlord may, without prejudice to any other remedy which he may have for possession or arrearages in rent, expel or remove Tenant any other persons who may be occupying said Premises or any part thereof. In addition, the provisions of Paragraph 29 hereof shall apply with respect to the period from and after the giving of notice of such election to Tenant. All Landlord's remedies shall be cumulative and not exclusive. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or a waiver of Landlord's right to invoke additional remedies for the same or other defaults.

          (f) This Paragraph 26 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Landlord to evidence or effect the termination of this Lease or to evidence the termination of Tenant's right of occupancy, Tenant and Landlord hereby agree that notice, either oral or by telephone, or by any act of Landlord that comes to the attention of Tenant, its agents, servants, or employees, which reflects Landlord's intention to terminate, shall be sufficient to evidence and effect the termination herein provided for, but Tenant hereby agrees that, as between Landlord and Tenant, its successors and assigns, no such notice shall ever be necessary to effect a termination hereunder.

          (g) Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord.

    27. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon each of Landlord and its successors only with respect to breaches occurring during the respective periods of ownership of each of the landlords' interest hereunder.

    28. Consumer Price Index Adjustment. Intentionally omitted

    29. Holding Over. In the event of holding over by Tenant after expiration or other termination of this Lease, or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 26 (d)(ii) hereof, Tenant shall, throughout the entire holdover period, pay rent equal on a per diem basis to twice the Base Rental and additional Base Rental which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the Lease Term shall be construed to extend the term of the Lease. The provision of this paragraph shall not be in place of or in lieu of, but shall be in addition to, the provisions of subparagraphs 26(a), 26(d), and 26(e).

    30. Subordination to Mortgaged. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, upon the Building or upon the Project as a whole, and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, the Building or the Project as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Building's permanent lender(s), and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any instrument of subordination herein required to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

    31. Landlord's Lien. Tenant hereby grants to Landlord a lien and security interest on all equipment, goods, furniture, fixtures, and inventory of Tenant now or hereafter placed in or upon the Premises and the proceeds thereof, and such property shall thereafter, wherever located, be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Oklahoma Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all such property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter request. Landlord may at its election at any time file a copy of this Lease as a financing statement. Notwithstanding the above, Landlord shall neither sell nor withhold from Tenant, Tenant's business records.

    32. Attorney's Fees. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the other party's reasonable attorney's fees.

    33. No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement of this Lease or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

    34. Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any judgment from the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

    35. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment or rental or a measure of Tenant's damages in case of default by Tenant. Unless otherwise provided by mandatory nonwaivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of all or any part of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of the Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

     36. Notice. Any notice in the Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited. Notices mailed shall be addressed to the parties at the following addresses:

        If to Landlord:
        RMM Corporation
        c/o Paragon Group, Inc.
        401 South Boston, Suite 700
        Tulsa, OK 74103

        If to Tenant:

        Systems & Programming Resources of Tulsa, Inc.
        400 Mid-Continent Tower
        Tulsa, OK 74103

or in each case to such other address as either party may from time to time designate in writing.

    37. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

    38. Recordation. Tenant agrees not to record this Lease.

    39. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Oklahoma.

    40. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

     41. Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant time is of the essence of this Lease.

    42. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, a11 its rights and obligations hereunder and in the Premises, the Building, the Project, and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to Landlord's successor in interest then occupying Landlord's position hereunder for the performance of such obligations.

    43. Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer or option to Tenant for Tenant to lease the Premises. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

    44. Relocation. In the event the Premises contain 2,500 square feet or less of Net Rentable Area of the Premises, Landlord shall be entitled to cause Tenant to relocate from the Premises to a comparable space ("Relocation Space") within the Building at any time after reasonable written notice not in excess of ninety (90) days is given to Tenant of Landlord's election. Any such relocations shall be entirely at the expense of Landlord or the third party tenant replacing Tenant in the Premises. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

    45. Building Name. Landlord reserves the right at any time and from time to time to change the name by which the Building is designated.

    46. Corporate Authority. If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state of Oklahoma. Tenant and the person executing this Lease on behalf of Tenant warrant that the person or persons executing this Lease on behalf of Tenant has authority to do so and to fully obligate Tenant to all terms and provisions of this Lease. Tenant shall, upon request from Landlord, furnish Landlord with a certified copy of resolutions of Tenant's Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant's behalf.

    47. Exhibits and Base Rental Schedule. Exhibits "A", "B", "C", "D", and "E" and the Base Rental Schedule are attached hereto and incorporated herein and made a part of this Lease for all purposes.

    48. Brokers and Commissions. Landlord has dealt only with Paragon Group, Inc., as a leasing broker in connection with this Lease. Tenant represents it has dealt with no leasing broker in connection with this Lease. Each party (the "Indemnifying Party") represents and warrants to the other that it has not dealt with any other leasing broker or other third parties in connection with this Lease other than as set forth above, and the Indemnifying Party agrees to defend, indemnify, and hold the other party harmless from any liability, claim, loss, damage, fee, cost, or expense, including attorneys' fees, arising out of any compensation due or alleged to be due to any broker with whom the Indemnifying Party may have dealt other than as set forth above.

    49. Miscellaneous.

        A. RMM Corporation, the Landlord in this Lease, is the lessee of the owner ("Owner") of the Project. This Lease is expressly made subject to the provisions of the lease between the Owner and RMM Corporation.

        B. Tenant represents and warrants that Tenant is not related to RMM Corporation or Fourth Street Associates.

        C. Tenant acknowledges that prior to its entering into of this Lease the Landlord and Paragon Group, Inc., have disclosed to Tenant that:

              (i) Paragon Group, Inc., is a licensed real estate broker in Oklahoma, and,

             (ii) with regard to the Building, Paragon Group, Inc., is the Landlord's leasing agent and property manager.

        D. Tenant acknowledges, agrees, and accepts that smoking is prohibited in the Building except, and subject to the rules of the Building, within enclosed areas leased to tenants. The terms of this subparagraph shall not prevent a tenant from prohibiting smoking in premises leased to such tenant.

        E. On the Commencement Date Tenant shall execute and deliver to Landlord a letter acknowledging the Commencement Date and the acceptance by Tenant of the Premises and any Tenant Improvements made thereto, such letter being in the form attached hereto as Exhibit "E".

     IN WITNESS WHEREOF, Landlord and Tenant have executed this

Lease in multiple counterparts as of the day and year first above written.


                                 LANDLORD

(corporate seal)                 RMM Corporation
ATTEST:

/s/ [Signature]                  By  /s/ [Signature]
----------------------------       ----------------------------------------
      Secretary                      Its            President
-----                                    ----------


                                  TENANT

(corporate seal)                  Systems & Programming Resources
ATTEST:                           of Tulsa, Inc.


Rene Potter  /s/ [Signature]      By Michael J. Fletcher  /s/ [Signature]
            -----------------                            ------------------
Its       Secretary                  Its         President
    -----                                -------

STATE OF NEW YORK )
COUNTY OF NEW YORK)  SS:

    This instrument was acknowledged before me this 18 day of August, 1994, by Sarah A. Antonelli, as __________ President of RMM Corporation, a Delaware corporation, on behalf of the corporation.


(seal)                            Dominick Manasi
                                  ------------------------
My commission expires:            Notary Public

   April 5, 1998
---------------------

STATE OF OKLAHOMA)
COUNTRY OF TULSA )  SS:

    This instrument was acknowledged before me this 10 day of August, 1994, by Michael J. Fletcher, as __________ President of Systems & Programming Resources of Tulsa, Inc., an Oklahoma corporation, on behalf of the corporation.


(seal)                            Patricia M. Caviness
                                  ------------------------
My commission expires:            Notary Public

    May 12, 1997
---------------------

                                  Exhibit "A"

                               LEGAL DESCRIPTION

A tract or parcel of land situated in and being a portion of Block 137 of said City of Tulsa, all in accordance with the duly recorded and existing Plats of said City of Tulsa, and bounded and described as follows, to wit: BEGINNING at the Northwest Corner of said Block 137 where the South line of Fourth Street intersects the East line of Boston Avenue, running thence in a Southerly direction 100 feet parallel with and along the East line of Boston Avenue; thence in an Easterly direction a distance of 140 feet parallel with the South line of Fourth Street; thence in a Northerly direction parallel with the East line of Boston Avenue a distance of 100 feet to the South line of Fourth Street, thence Westerly along the South line of Fourth Street a distance of 140 feet to the Point of Beginning, said tract being 140 feet Easterly and Westerly by 100 feet Northerly and Southerly in the Northwest Corner of said Block 137, also known as the Westerly 140 feet of Lot 6, Block 137, in the ORIGINAL TOWN, now City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.

                                   EXHIBIT B

                                   (GRAPHIC)

                                  Exhibit "C"

Landlord shall at Landlord's expense make to the Premises the improvements (a) described in the plans dated February 10, 1994, initialed by the parties, and attached as Attachment "1" to this Exhibit "C" and (b) included in the bid from Crestline Construction dated May 23, 1994, and attached as Attachment "2" to this Exhibit "C" (the plans and the bid referred to in this Exhibit "C" being those referred to in subparagraph l(q) of the Lease and being the "Plans").
Any modifications to the Plans shall be at Tenant's sole expense and subject to Landlord's prior written approval.

(GRAPHIC)

                                  ATTACHMENT 2
                                                                05/23/94
ATTN:                               PHONE:
    JOHN                                  587-1900
    PARASON GROUP                   PROJECT:
ADDRESS:                                  SUITE 400
                                    LOCATION:
CITY, STATE:                              MIDCONTINENT TOWER
      TULSA, OK.
ARCHITECT         PLAN DATE
NONE              NONE

*******************************************************************************

WE PROPOSE: To furnish Labor & Materials to complete the following scope of work per plans & specifications as outlined below:

DEMOLITION OF EXISTING WALLS, GRID AND TILE TO ACCOMMODATE PLANS
NEW METAL STUD PARTITIONS W/ GYPSUM BOARD, TAPE AND BED
GRID AND TILE CEILING COMPLETE IN CONFERENCE ROOM
ALL MILLWORK AS SPECIFIED
PAINT COMPLETE
NEW VINYL WALLCOVERING IN ENTRY AREA ($7.00 YD ALLOWANCE, MTRL)
FLOOR COVERING COMPLETE (EXCEPT KITCHEN).
RE-SWITCH LIGHTING IN FRONT AREA
PERMITS
CLEAN UP



EXCLUSIONS:      COMPUTERS REMOVED BY OTHERS, DESK & CABINETS UNLOADED
      BY OTHERS.

ALTERNATES:


LUMP SUM BASE BID:
FOURTEEN THOUSAND TWO HUNDRED FORTY TWO DOLLARS ........................
 ............................................................... $14,242
Progress billings will be invoiced by the 25th of the month, based on labor and/or material stored or installed. Due the 10th of the following month.


                                  _________________________________
                                   Acceptance to be within 30 days
JEFF CHAFMAN ESTIMATOR             or bid may be withdrawn

**************BUILDOUT****************BUILDOUT*****************BUILDOUT*********
JOB NAME.....................SUITE 400
JOB LOCATION.................MIDCONTINENT TOWER
OWNER........................PARAGON GROUP
BID DATE.....................5/24/94
BID TIME.....................8:00 A.M.
ARCHITECT....................NONE
PLAN DATE....................NONE
FILE NAME....................MCTST400
**************BUILDOUT****************BUILDOUT*****************BUILDOUT*********
SUITE 400


        $447.99 DEMOLITION
          $0.00 RELOCATION                      BOND RATE               $0.00
     $11,936.20 NEW CONSTR.
     $12,384.19 SUBTOTAL
        $990.74 OVERHEAD        0.08
        $866,89 PROFIT          0.07
     $14,241.82 Total
                             SALE PRICE $14,241.82
********************************************************************************


   DESCRIPTION               QUANTITY    UNIT PRICE    TOTAL        COMMENT
   -----------               --------    ----------    -----        -------

DEMOLITION======================================================================
  WALLS-sheetrock, studs       10            $7.50        $75.00    ____________
  GRID                        192            $0.19        $36.48    ____________
  TILE                        192            $0.18        $34.56    ____________
  DOORS/JAMBS                   1           $25.00        $25.00    ____________
  CARPET                      197            $1.25       $246.25    ____________
  VINYL TILE                    0            $0.20         $0.00    ____________
  RUBBER COVE BASE            414            $0.05        $20.70    ____________
  LIGHT SWITCH                  1           $10.00        $10.00    ____________
  SUB TOTAL                                              $447.99    ____________
RELOCATION=======================================================================
  DOOR                          0           $25.00         $0.00    ____________
  OTHER                         0            $0.00         $0.00    ____________
  SUBTOTAL                                                 $0.00    ____________
NEW CONSTRUCTION=================================================================
  WALL PATCHES                  3           $25.00        $75.00    ____________
  WALL TO GRID                 10           $30.00       $300.00    ____________
  LOW WALL                     10           $30.00       $300.00    ____________
  CEILING TILE INSTALLED      192            $0.80       $153.60    ____________
  CEILING GRID INSTALLED      192            $0.50        $96.00    ____________
  NEW DOOR FRAME                0          $100.00         $0.00    ____________
  FULL HEIGHT SHELVING UNIT     8           $90.00       $720.00    ____________
  BASE CABINETS                15           $65.00       $975.00    ____________
  UPPER/SHELVING UNIT           8           $45.00       $360.00    ____________
  FORMICA COUNTER TOP          54            $4.25       $229.50    TYPE SUB-CONTR.
  PAINT                         1        $2,047.00     $2,047.00    TYPE SUB-CONTR.
  PAINT SET-UP                  0            $0.00         $0.00    TYPE SUB-CONTR.
  VINYL & INSTALLATION          1        $1,264.00     $1,264.00    TYPE SUB-CONTR.
  CARPET                      197           $12.00     $2,364.00    TYPE SUB-CONTR.
  CARPET PARTCH                 1            $0.00         $0.00    TYPE SUB-CONTR.
  FURNITURE                   197            $1.50       $295.50    TYPE SUB-CONTR.
  OFF HOURS                   197            $1.50       $295.50    TYPE SUB-CONTR.
  RUBBER COVE BASE            414            $0.85       $351.90    TYPE SUB-CONTR.
  GLASS                         1            $0.00         $0.00    TYPE SUB-CONTR.
  MINI BLINDS                   1            $0.00         $0.00    TYPE SUB-CONTR.
  ELECTRICAL COMPLETE           1          $100.00       $100.00    TYPE SUB-CONTR.
  H.V.A.C. COMPLETE             1            $0.00         $0.00    TYPE SUB-CONTR.
  PLUMBING COMPLETE             1            $0.00         $0.00    TYPE SUB-CONTR.
  SPRINKLER SYSTEM              1        $1,175.00     $1,175.00    TYPE SUB-CONTR.
  PERMITS                       1           $75.00        $75.00    ____________
  TRASH REMOVAL              1728            $0.15       $259.20    ____________
  OCCUPANCY                     1          $500.00       $500.00    ____________
  SUBTOTAL                                            $11,936.20    ____________


                                  Exhibit "D"

                             RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the leased premises or for going from one part of the Building to another part of the Building. Canvassing, soliciting, and peddling in the Building are prohibited.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

     3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places as shall be first approved in writing by Landlord in its discretion. One
(1) building standard identification sign will be prepared by Landlord at Landlord's expense. No additional signs shall be posted without Landlord's prior written consent as to location and form, and the cost of preparing and posting such signs shall be borne solely by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

     4. Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

     5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

     6. A tenant shall notify the Building manager when safes or other heavy equipment or objects are taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require. Any moving in or moving out of Tenant's equipment, furniture, files, and/or fixtures shall be done only with prior written notice to Landlord, and Landlord shall be entitled to prescribe the hours of such activity, the elevators which shall be available for such activity and shall, in addition, be entitled to place such other conditions upon Tenant's moving activities as Landlord deems appropriate. Tenant shall bear all risk of loss relating to damage incurred with respect to Tenant's property in the process of such a move, and in addition, shall indemnify and hold Landlord harmless as to all losses, damages, claims, causes of action, costs and/or expenses relating to personal injury or property damage sustained by Landlord or any third part on-account of Tenant's moving activities.

     7. Corridor doors, when not in use, shall be kept closed.

     8. All deliveries must be made via the service entrance and elevators designated by Landlord for service, if any, during normal working hours. Landlord's written approval must be obtained for any delivery after normal working hours.

     9. Each tenant shall cooperate with Landlord's employees in keeping leased premises neat and clean.

    10. Tenant shall not cause or permit any improper noises in the Building, or allow unpleasant odors to emanate from the leased premises, or otherwise interfere, injure, or annoy in any way other tenants or persons having business with them.

    11. No animals shall be brought into or kept in or about the Building.

    12. No boxes, crates, or other such materials shall be stored in hallways or other Common Areas. When Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 5:30 p.m., so as to avoid having such debris visible in the Common Area during Normal Business Hours.

    13. No machinery of any kind, other than ordinary office machines such as typewriters and calculators, shall be operated on leased premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

    14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

    15. No nails, hooks, or screws shall be driven into or inserted in any part of the Building except as approved by Building maintenance personnel. Nothing shall be affixed to, or made to hang from the ceiling of the Premises without Landlord's prior written consent.

    16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

    17. No food and/or beverages shall be distributed from Tenant's office without the prior written approval of the Building manager.

    18. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Demised Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

    19. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels so as to prevent personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishing for Landlord's access will be for Tenant's account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

    20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

    21. No portion of the Building shall be used for the purpose of lodging rooms.

    22. Vending machines or dispensing machines of any kind will not be placed in the leased premises by Tenant.

    23. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

    24. No tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord working under Landlord's supervision.

    25. Tenant shall provide plexiglass or other pads for all chairs mounted on rollers or casters.

    26. Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be needful for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

                                  EXHIBIT "E"

Date: _________________________

RMM Corporation

Ladies and Gentlemen:

This letter will confirm that the Commencement Date of the Lease dated____________________, 1994, between RMM Corporation, as Landlord, and the undersigned, as Tenant, is October 1, 1994. The undersigned accepts as complete the Tenant Improvements, if any, made by Landlord in the Premises, all as described in the Lease.


___________________________________________

                              BASE RENTAL SCHEDULE

Month                              Monthly Base Rental before adjustment
October 1, 1994, through
December 1, 1999 (sixty-three
equal monthly installments)                   $156,271.50


TOTAL BASE RENTAL BEFORE ADJUSTMENT           $156,271.50

                          AMENDMENT TO LEASE AGREEMENT

     This Amendment to Lease Agreement ("Amendment") is entered into between RMM Corporation ("Landlord") and Systems & Programming Resources of Tulsa, Inc., d/d/a SPR ("Tenant"). Landlord and Tenant entered into a Mid-Continent Tower Lease Agreement ("Lease") dated August 29, 1994, whereby Tenant leased certain office space ("Original Premises") in the Mid-Continent Tower Building, 401 South Boston, Tulsa, Oklahoma ("Building"). The Lease as amended hereby is referred to herein as the "Amended Lease". Landlord and Tenant wish to agree for the amendment of the Lease on the terms and conditions set forth herein. At the date of the execution of this Amendment, but prior thereto, Tenant leases from Landlord 2871 square feet of Net Rentable Area of office space in the Building which 2871 square feet of Net Rentable Area of office space comprise the Original Premises.

     Therefore, in consideration of the mutual promises and covenants contained herein, the parties agree that the Lease is amended as follows:

     1. The original term of the Lease was to expire on December 31, 1999. The Lease Term (as defined in the Lease) is extended from December 31, 1999, so as to expire on December 31, 2000.

     2. Tenant effective September 1, 1995, will lease from Landlord certain additional office space ("Additional Space") in the Building consisting of 1477 square feet of Net Rentable Area. From and after September 1, 1995, for the remainder of the Lease Term and all extensions and renewals thereof, the Premises as that term is used in the Lease shall be the Original Premises and the Additional Space and the Premises shall be as described on Exhibit "A" attached hereto and made a part hereof. The Base Rental for the Premises for that part of the Lease Term from and after September 1, 1995, shall be $45,088.76 per annum ($3,757.40 per month) subject to adjustment as provided in paragraph 6 and elsewhere in the Lease and as adjustment is otherwise provided in the Amended Lease. The Base Rental Schedule attached to the Lease is amended to provide as follows:

                              BASE RENTAL SCHEDULE

   Month                             Monthly Base Rental before adjustment
October, 1994, through
August, 1995 (eleven equal
monthly installments)                            $ 2,480.50

September, 1995, through
December, 1998 (sixty-four equal
monthly installments)                               3,757.40
                                                 -----------
TOTAL BASE RENTAL BEFORE ADJUSTMENT              $267,759.10

Therefore, as of September 1, 1995, Tenant will lease office space in the Building totalling 4,348 square feet of Net Rentable Area. Tenant's lease of the Premises shall be under the terms and conditions of the Lease except as provided for herein.

     3. Landlord shall make to the Additional Space the improvements described in the bid from Crestline Construction Company dated June 29, 1995, a copy of which is attached hereto as Exhibit "B". Tenant shall pay $5,000.00 of the cost of such improvements and Landlord shall pay the remainder of the costs. Tenant shall pay said $5,000.00 to Landlord upon substantial completion of the improvements and prior to Tenant's occupancy of the Additional Space. Except as otherwise stated in the immediately preceding sentence, Landlord shall be required to make no improvements to any part of the Premises.

     4. All of the terms and provisions of the Lease, except as modified and amended herein, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto and Tenant acknowledges its liability as the Tenant under the Amended Lease. The execution of this Amendment shall in no event be deemed to constitute a waiver of any right or claim of Landlord under or by virtue of the Lease except as specifically set forth herein.

     5. In the event of conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provision of this Amendment shall control.

     6. Neither the Amended Lease nor any of its components will be recorded by Tenant or Landlord in the land records of Tulsa County, Oklahoma.

     Dated ______________________ 1995.

RMM CORPORATION                             SYSTEMS & PROGRAMMING
a Delaware corporation                      RESOURCES OF TULSA, INC.,
                                            an Oklahoma corporation

By                                          By Mike Fletcher  /s/
  -------------------------------                            ------------------
             President                         its President



  -------------------------------                  ----------------------------
            "Landlord"                                  "Tenant"

                                    LANDLORD
                                    --------


STATE OF NEW YORK )
COUNTY OF NEW YORK)  SS:

    This instrument was acknowledged before me on this 26 day of July, 1995, by Sarah A. Antonelli, as __________ President of RMM Corporation, a Delaware corporation, on behalf of the corporation.


(seal)                            Dominick Manasi
                                  ------------------------
My commission expires:            Notary Public

   April 4, 1997
---------------------



                                     TENANT
                                     ------
STATE OF OKLAHOMA)
COUNTRY OF TULSA )  SS:

    This instrument was acknowledged before me on this 10 day of July, 1995, by Michael J. Fletcher, as __________ President of Systems & Programming Resources of Tulsa, Inc., an Oklahoma corporation, on behalf of the corporation.


(seal)                            Patricia M. Caviness
                                  ------------------------
My commission expires:            Notary Public

    May 12, 1997
---------------------

                                   EXHIBIT A

                                   (GRAPHIC)

(GRAPHIC)
                           PROPOSAL
                                                                    29 JUNE 1995
PARAGON GROUP
MID-CONTINENT TOWER
401 S. BOSTON DR., SUITE 700
TULSA. OK

PROJECT: MID-CONTINENT BUILDING, SUITE 400, SPR REMODEL

 1. Building permit
 2. Demo walls, doors, cabinets, carpet, etc.
 3. Relocate 3 doors and jambs
 4. Install 3 new doors and jambs
 5. Reuse existing door hardware
 6. New walls to grid per print
 7. Wallcovering in reception to match existing
 8. Install 6 lin ft base cabinet and 12 lin ft upper cabinet
 9. Install adjustable shelving in 2 locations
10. Relocate sink to new cabinet
11. Water to ice maker
12. Rework sprinkler system to meet code
13. HVAC: Relocate 5 supply air grills, 4 pneumatic thermostat and install 4 new 2x2 supply grills. NOTE: NO REPAIR
          OR SERVICE TO EXISTING EQUIPMENT.

14. ELECTRIC:
     a) 4 new 2x4 fixtures
     b) Relocate 17 - 2x4 fixtures
     c) 8 single pole switches
     d) 15 duplex receptacles
     e) 1 dedicated receptacle for copier
     f) 8 phone stub-ups
15. Instal 1 carpet and cove base to match existing

                                             Labor and Material:      $20,107.00

                                   EXHIBIT B

        2301 N. Yellowood (bullet) Broken Arrow, OK 74012 9107 (bullet)
                   (918) 254-4600 (bullet) FAX (918)254-2931

                      SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement ("Second Amendment") is entered into between RMM Corporation ("Landlord") and Systems & Programming Resources of Tulsa, Inc., d/b/a SPR ("Tenant"). Landlord and Tenant entered into a Mid-Continent Tower Lease Agreement ("Original Lease") dated August 29, 1994, whereby Tenant leased certain office space ("Original Premises") in the Mid-Continent Tower Building, 401 South Boston, Tulsa, Oklahoma ("Building"). Landlord and Tenant thereafter entered into an Amendment to Lease ("First Amendment") whereby the Lease Term (as defined in the Original Lease) was extended and Tenant leased additional office space ("First Additional Space") in the Building. The First Amendment amended the Original Lease and the Original Lease as amended by the First Amendment is referred to herein as the "Lease". The Lease as amended hereby is referred to herein as the "Amended Lease". Landlord and Tenant wish to agree for the amendment of the Lease on the terms and conditions set forth herein. At the date of the execution of this Second Amendment, but prior thereto, Tenant leases from Landlord 4,348 square feet of Net Rentable Area of office space in the Building which 4,348 square feet of Net Rentable Area of office space comprise the Premises as that term is used in the Lease.

     Therefore, in consideration of the mutual promises and covenants contained herein, the parties agree that the Lease is amended as follows:

     1. Tenant effective June 1, 1996, will lease from Landlord certain additional office space ("Second Additional Space") in the Building consisting of 672 square feet of Net Rentable Area. From and after June 1, 1996, for the remainder of the Lease Term and all extensions and renewals thereof, the Premises shall be comprised of the Original Premises, First Additional Space, and the Second Additional Space and the Premises shall be as described on Exhibit "A" attached hereto and made a part hereof. The Base Rental for the Premises for that part of the Lease Term from and after June 1, 1996, shall be $238,596.60 subject to adjustment as provided in paragraph 6 of the Original Lease and as adjustment is otherwise provided in the Amended Lease. The Base Rental Schedule attached to the Original Lease as amended by the First Amendment is further amended to provide as follows:

                              BASE RENTAL SCHEDULE

   Month                            Monthly Base Rental before adjustment
October, 1994, through
August, 1995 (eleven equal
monthly installments)                           $  2,480.50

September, 1995, through
May, 1996 (nine equal
monthly installments)                              3,757.40

June, 1996, through
December, 2000 (fifty-five
equal monthly installments)                        4,338.12
                                                -----------
TOTAL BASE RENTAL BEFORE ADJUSTMENT             $299,698.70

Thefore, as of June 1, 1996, Tenant will lease office space in the Building totalling 5,020 square feet of Net Rentable Area. Tenant's lease of the Premises shall be under the terms and conditions of the Lease except as provided for herein.

     2. Landlord shall make to the Second Additional Space the improvements described in Exhibit "B" hereto. Landlord shall pay up to but not more than $5,376.00 of the cost of such improvements and Tenant shall immediately pay to the Landlord upon demand all costs of such improvements in excess of $5,376.00. Except as otherwise stated in this Paragraph 3, Landlord shall be required to make no improvements to any part of the Premises.

     3. Tenant acknowledges and approves the addition of the following rules to the rules of the Building:

      Smoking is prohibited in the Building except that a tenant may specifically authorize smoking within an enclosed area or areas leased to such tenant.

      Firearms are not allowed in the Building without the prior written consent of Landlord except for firearms carried by federal, state, or local law enforcement officers when in the performance of their official duties.

Landlord shall not be required to place any change, addition, or deletion to the rules of the Building in any amendment or other instrument executed by the Tenant in order for such change, addition, or deletion to be binding on Tenant.

     4. All of the terms and provisions of the Lease, except as modified and amended herein, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto and Tenant acknowledges its liability as the Tenant under the Amended Lease. The execution of this Second Amendment shall in no event be deemed to constitute a waiver of any right or claim of Landlord under or by virtue of the Lease except as specifically set forth herein.

     5. In the event of conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall control.

     6. Neither the Amended Lease nor any of its components will be recorded by Tenant or Landlord in the land records of Tulsa County, Oklahoma.

       Dated 4-8-96, 1996.
                                 RMM CORPORATION,
                                 a Delaware corporation

                                 By /s/ [Signature]
                                       -------------------------
                                            President
                                            "Landlord"

                                 SYSTEMS & PROGRAMMING
                                 RESOURCES OF TULSA, INC.,
                                 a Oklahoma corporation

                                 Bye /s/ [Signature]
                                        ------------------------
                                        its President
                                            "Tenant"

                                    LANDLORD
STATE OF       )
        ------
COUNTY OF      ) SS:
         -----
     This instrument was acknowledged before me on this        day of         ,
                                                        ------        --------
1996, by                                , as       President of RMM
         ------------------------------      -----
Corporation, a Delaware corporation, on behalf of the corporation.

(seal)

My commission expires:
                                    -------------------------------
                                    Notary Public

---------------------

                                     TENANT

STATE OF OKLAHOMA  )
COUNTY OF TULSA    ) SS:

  This instrument was acknowledged before me on this 8th day of April, 1996, by Michael J. Fletcher, as Its President of Systems & Programming Resources of Tulsa, Inc., a Oklahoma corporation, on behalf of the corporation.

(seal)
My commission expires:              /s/ [Signature]
                                    -------------------------------
                                    Notary Public
   09-27-99